Exhibit 99.1

FOR IMMEDIATE RELEASE

February 23, 2023

Nocera, Inc. Purchases 229 Acres of Agricultural Land in Montgomery, Alabama

Company Prepares To Construct Its First U.S. Large Scale Fish Farm

Taipei, Taiwan - February 23, 2023 - Nocera, Inc. (NASDAQ: NCRA) (“Nocera” or the “Company”), a leading food production company focusing primarily on manufacturing and operating land-based Recirculatory Aquaculture Systems (“RASs”), announced today that on February 16, 2023, it closed on its $875,000 purchase of 229 acres of agricultural land in Montgomery, Alabama, of which was funded through available cash of $225,000 and loan proceeds of $650,000 from an unaffiliated Taiwan financial company. Nocera plans to use the land to construct its first large scale fish farm designed to use its RASs and tanks.

The Company plans to begin site preparation and construction by the third quarter of this year. The site is expected to serve as a model for future construction and is the first of many facilities that Nocera plans to launch.

According to Nocera’s Chief Executive Officer, Jeff Cheng, “With just one facility located in Montgomery, Alabama, operating at capacity, we can see the potential to generate substantial revenue with a replicable model that can be used elsewhere in the U.S. and also globally. Our goal is to eventually build several fish farms across the U.S. These are exciting times for us and our shareholders.”

Jeff Cheng added, “We remain committed to using the latest sustainable and environmentally friendly technologies in our food production processes, and we plan to ensure that the new fish farm adheres to the highest possible standards of environmental protection. We look forward to launching a fish farm on our newly acquired land in Montgomery, Alabama and additional fish farms to become a leading food production company in the United States and beyond.”

About Nocera, Inc.

Nocera, Inc. (NASDAQ: NCRA) is a fully integrated sustainable seafood company that provides land-based RASs for both fresh and saltwater fish and invests in fish farms by building high-tech RASs. The Company’s main business operation consists of the design, development, and production of large-scale RASs, aquaculture for fish farms along with expert consulting, technology transfer, and aquaculture project management services to new and existing aquaculture facilities and operators. For more information, please visit the Company’s website at www.nocera.company.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plan,” “projects,” “predicts,” “should,” “will” and similar expressions as they relate to Nocera are intended to identify such forward-looking statements. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the Company’s control. Nocera, Inc. cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Forward-looking statements reflect the Company’s analysis only on their stated date, and Nocera, Inc. takes no obligation to update or revise these statements except as may be required by law. More detailed information about the risk factors that may affect the realization of forward-looking statements is contained under the heading “Risk Factors” in Nocera, Inc.’s and elsewhere in the Company’s quarterly and annual periodic reports filed with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website, http://www.sec.gov.

Investor Contact

Hanover International, Inc.

760-564-7400

JH@hanoverintlinc.com

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